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                                                                     EXHIBIT 5.1

                               February 2, 2001

Lantronix, Inc.
15353 Barranca Parkway
Irvine, California  92618

     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about February 2, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, of 203,369 shares of your common stock under the United States Software Corporation 2000 Stock Plan (the "2000 Plan") (collectively, the "Shares," and the "Plan"). As your legal counsel, we have examined the proceedings taken and proposed to be taken in connection with the issuance, sale and payment of consideration for the Shares to be issued under the Plan.

     It is our opinion that, when issued and sold in compliance with applicable prospectus delivery requirements and in the manner referred to in the Plan and pursuant to the agreements which accompany the Plan, and upon completion of the actions being taken or proposed to be taken to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares, when issued and sold in the manner described under the Plan and the agreements that accompany the Plan, will be legally and validly issued, fully paid and non-assessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto.

                                     Sincerely,


                                     /s/ WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation


                                     WILSON SONSINI GOODRICH & ROSATI
                                     Professional Corporation